Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 4, 2022 relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-263295) of AN2 Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-263295) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 24, 2022